For Immediate Release

Contact: Donna Shaults

630-875-5464
dshaults@enesco.com

ENESCO ANNOUNCES CORPORATE OVERHEAD COST REDUCTION

Itasca, Ill. — June 21, 2005 – Enesco Group, Inc. (NYSE: ENC), a leader in the giftware, and home and garden décor industries, today announced a corporate downsizing as part of the Company’s efforts to reduce overhead costs. Enesco has taken steps to reduce its U.S. salary expense by 12%, which includes the elimination of open salaried positions that will not be filled.

As part of the downsizing, the Company is eliminating its Chief Operating Officer position, currently held by Jeffrey S. Smith. Mr. Smith will remain in this role through July 15 to oversee the transfer of the Precious Moments business to Precious Moments, Inc. and the transition of his functional responsibilities to other areas within the organization. Michael Rumak, who joined the Company in March, will assume an expanded role as both Senior Vice President, Operations and CIO.

“Enesco’s corporate overhead spending supported a different type of company than we are today,” said Cynthia Passmore-McLaughlin, president and CEO. “With a stronger focus on our gift, garden and home décor business, we are working to bring our corporate overhead spending in line with the needs of our current business. We are committed to strategically reducing our cost structure and continuing to make operational improvements to position the Company for improved profitability.”

The majority of the salary expense was eliminated in the Chicago region in the areas of operations and information technology, following the successful warehouse conversion in Elk Grove Village to an upgraded version of the Company’s legacy information system. The Company anticipates a total charge associated with the workforce reduction of approximately $340,000, which will be recorded in the second quarter of 2005. Enesco expects annual savings from the salary expense reduction will be approximately $2 million.

About Enesco Group, Inc.

Enesco Group, Inc. is a world leader in the giftware, and home and garden décor industries. Serving more than 40,000 customers globally, Enesco distributes products to a wide variety of specialty card and gift retailers, home décor boutiques as well as mass-market chains and direct mail retailers. Internationally, Enesco serves markets operating in Europe, Canada, Australia, Mexico, Asia and the Pacific Rim. With subsidiaries located in Europe and Canada, and a business unit in Hong Kong, Enesco’s international distribution network is a leader in the industry. The Company’s product lines include some of the world’s most recognizable brands, including Heartwood Creek by Jim Shore, Walt Disney Company, Walt Disney Classics Collection, Pooh & Friends, Nickelodeon, Bratz, Halcyon Days, Lilliput Lane and Border Fine Arts, among others. Further information is available on the Company’s web site at www.enesco.com.

This press release contains forward-looking statements, which reflect management’s current assumptions and beliefs and are based on information currently available to management. The Company has tried to identify such forward-looking statements by use of such words as “expects,” “intends,” “anticipates,” “could,” “estimates,” “plans,” and “believes,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors, which could cause actual results to vary materially from those anticipated, estimated, expected or projected. Important factors that may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements include, but are not limited to: the Company’s success in developing new products and consumer reaction to the Company’s new products; the Company’s ability to secure, maintain and renew popular licenses, particularly our licenses Cherished Teddies, Heartwood Creek and Disney; the Company’s ability to grow revenues in mass and niche market channels; the Company’s ability to comply with covenants contained in its credit facility; the Company’s ability to effectively transition to the legacy information system; changes in general economic conditions, as well as specific market conditions; fluctuations in demand for our products; manufacturing lead times; the timing of orders and shipments and our ability to predict customer demands; inventory levels and purchase commitments exceeding requirements based upon incorrect forecasts; collection of accounts receivable; changes in the regulations and procedures affecting the importation of goods into the United States; changes in foreign exchange rates; price and product competition in the giftware industry; variations in sales channels, product costs or mix of products sold; and, possible future terrorist attacks, epidemics, or acts of war. In addition, the Company operates in a continually changing business environment and does not intend to update or revise the forward-looking statements contained herein, which speak only as of the date hereof. Additional information regarding forward-looking statement risk factors is contained in the Company’s reports and filings with the Securities and Exchange Commission. In light of these risks and uncertainties, the forward-looking statements contained herein may not occur and actual results could differ materially from those set forth herein. Accordingly, you should not rely on these forward-looking statements as a prediction of actual future results.

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